SECURITIES AND EXCHANGE COMMISSION
                     ----------------------------------
                          WASHINGTON, D.C. 20549
                          ----------------------
                              SCHEDULE 14A

                              RULE 14A-101
                              ------------


                        SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934


                        FILED BY REGISTRANT /x/
                  FILED BY PARTY OTHER THAN REGISTRANT

                         CHECK THE APPROPRIATE BOX:
                    / /  PRELIMINARY PROXY STATEMENT
                    /x/  DEFINITIVE PROXY STATEMENT
                    / /  DEFINITIVE ADDITIONAL MATERIALS

       / /  SOLICITING MATERIAL PURSUANT TO RULE 14-11 (C) OR RULE 14A-12

                                   CACHE INC.
               ------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   CACHE INC.
               ------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)


                   -----------------------------------------

Payment of filing fee (Check the appropriate box);
/ / $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1) or 14-6(j) (2)

/ / $500 per each party to the controversy pursuant of Exchange Act Rule
    14a-6(i) (3)

/ / Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

    1.  Title of each class of securities to which transaction applies:

    2.  Aggregate number of securities to which transaction applies:

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

    4.  Proposed maximum aggregate value of transaction:
          (1) Set forth the amount on which the filing is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identity the previous filing by registration statement number, of the form or schedule and the date of filing.

                           CACHE, INC.
                          1460 Broadway
                    New York, New York  10036
                         (212)575-3200


                                                 October 7, 2002

Dear Shareholder:

          On behalf of the officers and directors of the Company, you are cordially invited to attend the Cache, Inc. Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, November 13, 2002, at our headquarters, 1460 Broadway, New York, New York, 15th Floor.

          The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals (i) to elect six named nominees as directors, and (ii) to ratify the appointment of KPMG LLP, certified public accountants, as Cache's auditors for the fiscal year ending December 28, 2002.

          The Board of Directors unanimously recommends that shareholders vote in favor of each proposal. We strongly encourage all shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.

                                 Sincerely,


                                 /s/ Brian Woolf
                                 ---------------------
                                 Brian Woolf
                                 Chairman of the Board

                           CACHE, INC.
                          1460 Broadway
                    New York, New York  10036
                         _______________

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD NOVEMBER 13, 2002
                         _______________


TO THE SHAREHOLDERS:

          The Annual Meeting of the Shareholders of Cache, Inc. will be held on Wednesday, November 13, 2002 at 10:00 a.m. local time, at our headquarters, 1460 Broadway, 15th Floor, New York, New York 10036, for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy Statement:

               1. To elect six named nominees as Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

               2. To ratify the appointment of KPMG LLP, certified public accountants, as auditors of the Company for the fiscal year ending December 28, 2002.

               3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

          Only shareholders of record at the close of business on September 30, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof.

          Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed Proxy and return it promptly to the Company in the return envelope enclosed for your use, which requires no postage if mailed in the United States. You may revoke your Proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company, or by attending and voting at the Annual Meeting.

          You are cordially invited to attend.

                             By Order of the Board of Directors,

                                       /s/ Victor J. Coster
                                       --------------------
                                       VICTOR J. COSTER
                                       Secretary
October 7, 2002

                           CACHE, INC.
                          1460 Broadway
                    New York, New York  10036
                         ---------------
                         PROXY STATEMENT
                         ---------------

          Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of Proxy for such meeting solicited by the Board of Directors. The Board of Directors has fixed the close of business on September 30, 2002 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock present in person, or represented by proxy, will constitute a quorum at the meeting. This Proxy Statement and the enclosed Proxy are being sent to the shareholders of the Company on or about October 7, 2002.

          Only shareholders of record at the close of business on September 30, 2002 will be entitled to vote at the Annual Meeting. At the close of business on such record date the Company had outstanding 9,100,150 shares of Common Stock, par value $.01 per share ("Common Stock"). No other class of voting security of the Company is issued and outstanding. Each share of Common Stock entitles the holder to one vote. Shareholders do not have cumulative voting rights.

          As of September 30, 2002, Messrs. Andrew and Joseph Saul and certain Saul family trusts (sometimes collectively referred to herein as the "Sauls") owned of record an aggregate of 6,145,054 shares of Common Stock, representing approximately 67.5% of the outstanding shares of Common Stock. See "Principal Shareholders and Share Ownership by Management." The Sauls intend to vote their Common Stock in favor of Proposals 1 and 2, which assures the approval of such proposals.

          A Proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy). With respect to Proposal 1, unless authority to vote for all Directors or any individual Director is withheld, all the shares represented by the Proxy will be voted for the election of Directors as set forth in the Proxy Statement. Where a shareholder has specified a vote for or against Proposal 2 or 3, such Proxy will be voted as specified; if no direction is given, all the shares represented by the Proxy will be voted in favor of the Proposal.

          Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the Company's nominees for director. Florida law requires the presence of a quorum for the annual meeting, defined as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are defined in the third paragraph below, are not counted for quorum purposes.

          Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval:
(1) the election of directors; and (2) the ratification of auditors. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting. In order to pass, the proposal to approve the ratification of the Company's auditors must be approved by a majority of the votes cast on such matter. Abstentions are not counted in determining the number of votes cast in connection with the selection of auditors.

          Brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and ratification of auditors. Under applicable law, a broker non-vote will have no effect on the outcome of the election of directors, or ratification of auditors.

          The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Company's stock.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON
WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS BUT INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FOR THE FISCAL YEAR ENDED DECEMBER 29, 2001 AND/OR A COPY OF ANY OF THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q OR CURRENT REPORTS ON FORM 8-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO: VICTOR COSTER, SECRETARY, CACHE, INC., 1460 BROADWAY, NEW YORK, NEW YORK 10036.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING,
           PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                        ELECTION OF DIRECTORS

                            (Proposal 1)

          The Board of Directors of the Company currently consists of 6 members. On April 18, 2002, the Company announced the reduction of the number of Directors of the Company from 8 to 6. On September 30, 2002, the Board of Directors appointed Arthur S. Mintz as a member of the Company's Board of Directors, filling the vacancy created by the resignation of Mark E. Goldberg and to serve until the Company's next annual meeting of stockholders.

          Unless authority to vote on the election of all Directors or any individual Director is specifically withheld by appropriate designation on the face of the Proxy, the persons named in the accompanying Proxy will nominate as Directors, and vote such Proxy for the election as Directors of, the persons named below. If elected, such persons will serve as Directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

          Management does not contemplate that any of the nominees for Director will be unable to serve, but if such a situation should arise, the persons named in the accompanying Proxy will nominate and vote for the election of such other person or persons as the Board of Directors may recommend.

                             NOMINEES FOR DIRECTORS
                                                                       Director
Name                      Age  Principal Occupation                    Since
------------------------  ---  ---------------------------             --------

Brian P. Woolf .........  53   Chairman of the Board and               2000
                               Chief Executive Officer (1)

Thomas E. Reinckens ....  48   President, Chief Operating              1993
                               Officer (2)

Andrew M.Saul...........  55   Partner, Saul Partners (3)              1986

Joseph E. Saul .........  82   Partner, Saul Partners (4)              1986

Morton J. Schrader .....  70   Real Estate Broker (5)                  1989

Arthur S. Mintz.........  57   President, Bees & Jam, Inc. (6)         2002
_________________________

(1) Mr. Woolf has served as our Chief Executive Officer and Chairman of the Board since October 2000. From March 1999 to October 2000, Mr. Woolf served as Vice President and General Merchandise Manager for The Limited. From 1995 to March 1999, Mr. Woolf served as Senior Vice President and General Merchandise Manager for Caldor.

(2) Mr. Reinckens has served as our President and Chief Operating Officer since October 2000 and as director since February 1993. Mr. Reinckens joined our company in February 1987 and has held various positions throughout his tenure, most recently serving as Chief Financial Officer from November 1989 to October 2000 and Executive Vice President from September 1995 to October 2000.

(3) Mr. Saul has served as one of our directors since 1986. Mr. Saul also served as our Chairman of the Board from February 1993 to October 2000. Mr. Saul is a partner in Saul Partners, an investment partnership, a position he has held since 1986. He is the son of Joseph E. Saul.

(4) Mr. Saul has served as one of our directors since 1986. Mr. Saul is a partner in Saul Partners, a position he has held since 1986. He is the father of Andrew M. Saul.

(5) Mr. Schrader has served as one of our directors since 1989. Mr. Schrader was the President of Abe Schrader Corp., a manufacturer of women's apparel, from 1968 through March 1989. Since 1989, he has been active as a real estate broker.

(6) Mr. Mintz has served as one of our directors since September 2002. Mr. Mintz has served as the President of Bees & Jam,
       Inc., an apparel manufacturer, since 1971.


            COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

          During the year ended December 29, 2001 ("Fiscal 2001"), the Board of Directors held three meetings. Each Director attended all of such Board meetings. All non-employee Directors are compensated for their services to the Company by participation in the Company's group medical insurance program at an approximate cost to the Company of $11,500 per individual per year.

          The Board of Directors has an Audit Committee and a Compensation and Plan Administration Committee, but has no standing nominating committee. The Audit Committee of the Board of Directors, established in July 1989, currently consists of Messrs. Andrew Saul, Arthur S. Mintz and Morton J. Schrader. The Audit Committee held four meetings in Fiscal 2001. In September 2002, Mr. Mintz was elected to the Audit Committee to fill the vacancy created by the resignation of Mr. Goldberg.

          Duties of the Audit Committee include meeting with the independent accountants and certain personnel of the Company to discuss the planned scope of their examinations, the adequacy of internal controls and financial reporting; reviewing the results of the annual examination of the financial statements and periodic internal audit examinations; reviewing the services and fees of the Company's independent accountants; authorizing special investigations and studies; and performing any other duties or functions deemed appropriate by the Board of Directors.

          The Compensation and Plan Administration Committee was established in July 1991 as the Plan Administration Committee to administer the Company's stock option plans. In May 1993 it was renamed the Compensation and Plan Administration Committee and delegated additional authority to determine the remuneration arrangements for the three most senior executive officers and to review and approve the remuneration arrangements for the Company's other executive officers. It currently consists of Messrs. Andrew M. Saul, Arthur S. Mintz and Morton J. Schrader. The Compensation and Plan Administration Committee met once in Fiscal 2001. Each member of the Committee attended such Committee meeting. In September 2002, Mr. Mintz was elected to the Compensation and Plan Administration Committee to fill the vacancy created by the resignation of Mr. Goldberg.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

          The following summarizes the compensation earned for the past three years of the Chief Executive Officer and our other most highly compensated executive officers who were serving as executive officers on December 29, 2001. We refer to these individuals as our Named Executive Officers.


                                   ANNUAL             LONG-TERM
                                COMPENSATION         COMPENSATION
                                ------------         ------------
                                                      SECURITIES     ALL OTHER
NAME AND                FISCAL                        UNDERLYING   COMPENSATION
PRINCIPAL POSITION      YEAR    SALARY($)   Bonus     OPTIONS(#)       ($)(1)
---------------------   ------  ----------- ------   ------------  ------------
BRIAN P. WOOLF           2001    401,857      --      100,000(2)      3,640
 CHIEF EXECUTIVE         2000     74,203(3)   --      300,000          --
 OFFICER AND CHAIRMAN    1999       --        --         --            --
 OF THE BOARD

THOMAS E. REINCKENS      2001    326,857    60,244       -- (4)       2,847
 PRESIDENT & CHIEF       2000    284,973      --       28,125         2,662
 OPERATING OFFICER       1999    272,596      --       28,125         2,705
 AND DIRECTOR

MAE SOO HOO              2001    280,852      --         --           2,075
 EXECUTIVE VICE          2000    280,852      --       30,625         1,978
 PRESIDENT AND           1999    279,410      --       30,625         1,950
 DIRECTOR (5)

ROY C. SMITH             2001    287,116    63,485       --           8,597
 EXECUTIVE VICE          2000    275,000      --         --           9,592
 PRESIDENT AND           1999    273,558      --         --           9,195
 DIRECTOR (6)

(1) Included in the figures shown under this column for 2001 are the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the executive officer long-term disability insurance: $3,640 and $0, respectively for Mr.
        Woolf, $3,000 and $5,775, respectively, for Mr. Smith; $1,346 and $1,501, respectively, for Mr. Reinckens; and $754 and $1,321, respectively, for Ms. Soo Hoo.

        Included in the figures shown under this column for 2000 are the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the executive officer and long-term disability insurance: $3,817 and $5,775 respectively for Mr. Smith; $1,161 and $1,501, respectively for Mr. Reinckens; and $657 and $1,321, respectively for Ms. Soo Hoo.

        Included in the figures shown under this column for 1999 are the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the executive officer and long-term disability insurance: $3,420 and $5,775, respectively, for Mr. Smith; $1,204 and $1,501, respectively, for Mr. Reinckens; $629 and $1,321, respectively, for Ms. Soo Hoo.

(2) We granted Mr. Woolf an option to purchase an additional 45,500 shares during 2002 having an exercise price of $7.04 per share.

(3)     Mr. Woolf became one of our executive officers in October 2000.

(4) We granted Mr. Reinckens an option to purchase an additional 45,500 shares during 2002 having an exercise price of $7.04 per share.

(5) Ms. Hoo resigned her positions as Executive Vice President and Director in February 2002.

(6) Mr. Smith resigned his positions as Executive Vice President and Director in March 2002.




                  AGGREGATED FISCAL YEAR-END STOCK OPTION VALUES

      The following table sets forth information regarding the number and value of exercised and unexercised options held by each of the Named Executive Officers as of December 29, 2001.


                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED     IN-THE-MONEY STOCK OPTIONS
                        STOCK OPTIONS AT FY-END           AT FY-END  (1)
                      --------------------------  ----------------------------
        NAME          EXERCISABLE  UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
-------------------   --------------------------  ----------------------------

Brian P. Woolf           75,000       325,000       $ 75,750        $267,250

Thomas E. Reinckens     125,000          --         $ 57,813        $  --

Mae Soo Hoo             153,750        26,031       $ 73,266        $ 26,292

Roy C. Smith            147,500          --         $ 69,906        $  --

     ______________________

(1) In-the-money Stock Options are those where the fair market value of the underlying stock exceed the exercise price of the Option. The amounts in this column represent the difference between the exercise Price of the Stock Options and the closing price of the Company's Common stock on December 28, 2001 (the last day of trading for Fiscal
      2001) for all options held by each Named Executive Officer whether vested or unvested. The closing price of the Company's Common Stock as reported on NASDAQ/NMS on December 28, 2001 was $3.60 per share.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to stock options granted in Fiscal 2001 to each of the Named Executive Officers.

                                                               Potential
                                                            Realizable Value
                                                            At Assumed Annual
                                                            Rates of Stock Price
                                                            Appreciation for
                            Individual Grants               Option Term  (2)
            ----------------------------------------------- ------------------
   (a)         (b)         (c)          (d)          (e)       (f)        (g)

            Number of
            Securities   Options      Exercise
            Underlying  Granted to    or Base
            Options     Employees in   Price     Expiration
Name        Granted(#)  Fiscal Year  ($)/share)     Date      5%($)    10%($)
----------- ----------- ------------ ----------  ----------  ------    -------
Brian Woolf   100,000      43.9%         $3.20     10/2/11    88,410    195,363

(1) These options vest no later than December 31, 2004 but may vest sooner with respect to up to 50% of the shares on December 31, 2002 and up to 25% of the shares on each of up to 25% per year for December 31, 2003 and 2004, to the extent the Company's earnings plan is achieved, based on the following sliding scale:

                                                       Options Which
                                                        Will Become
                                                        Exercisable
                                                       -------------

                                                     2002      2003/2004
                                                     ----      ---------

    Greater than or equal to 90%....................  50%         25%
    Greater than or equal to 75%, but less than 90%.  40%         20%
    Greater than or equal to 60%, but less than 75%.  30%         15%
    Less than 60%...................................   0%          0%

(2) These amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. As required by SEC rules, these gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted until their expiration dates. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(3) On October 2, 2001, Mr. Reinckens surrendered 23,906 options previously granted under the Company's 1994 Stock Option Plan and having an exercise price of $2.59.

Employment Contracts and Change-of-Control Provisions

    We entered into an employment agreement with Brian Woolf, our Chief Executive Officer and Chairman in September 2000. Under the agreement, Mr, Woolf's annual salary is $400,000 and he is eligible to receive an annual bonus of up to 100% of his annual salary. The amount of Mr. Woolf's bonus is based on our achieving specified pre-tax earnings goals. Mr. Woolf's agreement expires January 31, 2003. When he entered into his employment agreement with us, Mr. Woolf received an option to purchase 300,000 shares of our common stock at an exercise price of $2.59 per share, the then-current market price. The option vests no later than October 2004 but may vest earlier over a four-year period following the date of grant on a sliding scale based on the percentage of our planned earnings that we achieve during that year. In addition, under his employment agreement, Mr. Woolf is entitled to a term life insurance policy equal to three times his annual salary, participation in our long-term disability coverage and our other benefits packages. If we terminate Mr. Woolf's employment prior to January 31, 2003 for any reason other than for certain circumstances described in his employment agreement, then until Mr. Woolf accepts other employment we are required to continue to pay him his salary for up to 12 months. In October 2001, we granted Mr. Woolf an option to purchase an additional 100,000 shares at an exercise price of $3.20 per share, the then-current market price. This option vests no later than December 31, 2004 but may vest earlier based on whether we achieve our planned earnings during 2002, 2003 and 2004. In April 2002, we granted Mr. Woolf an option to purchase an additional 45,500 shares at an exercise price of $7.04 per share, the then-current market price. This option vests no later than December 31, 2004 but may vest earlier based on whether we achieve our planned earnings during 2002, 2003 and 2004.

     All of the options granted under the Company's 2000 and 1994 Stock Option Plans contain a provision under which the option will become immediately exercisable (the "Accelerated Exercise") with respect to all shares subject to it as follows: (i) except as provided in clause (iii) below, immediately after the first date on which less than 25% of the outstanding Common Stock in the aggregate is beneficially owned (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934) by Andrew M. Saul and Joseph E. Saul, members of their immediate families and one or more trusts established for the benefit of such individuals or members, (ii) immediately prior to the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation or otherwise), (iii) immediately prior to the expiration of any tender offer or exchange offer for shares of Common Stock, of the Company, where: (x) all holders of Common Stock are entitled to participate, and (y) all the Sauls have agreed (or have announced their intent) to sell such number of their shares of Common Stock as will result in the Sauls beneficially owning less than 25% of the outstanding shares of Common Stock in the aggregate, and
(iv) immediately, if 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by management in the most recent proxy statement of the Company. The Company is required to give appropriate notice so as to permit an optionee to take advantage of the foregoing provisions.

                         REPORT OF THE AUDIT COMMITTEE

     For many years, we have had an Audit Committee composed of two non-management directors along with Mr. Andrew Saul. The two non-management members of the Audit Committee meet the independence and experience requirements of the NASDAQ Stock Exchange. Mr. Andrew Saul served as Chairman of the Board of Directors of the Company from February 1993 to October 2000. The Board of Directors has determined that his participation on the Audit Committee is in the best interests of the Company and its shareholders due to his understanding of the affairs of the Company and related financial and management expertise.
In 2001, the Committee met four times. Our Audit Committee has long followed the substance of the procedures recommended in the report of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, sponsored by the major securities markets, issued in February 1999. Thus, when two years ago the SEC and the Exchange adopted new audit committee requirements, no significant changes in the practices of our Audit Committee were required.

     During the year 2001, at each of its meetings, the Committee met with the senior members of the Company's financial management team and our independent auditors. The Committee's agenda is established by the meetings with the Company's independent auditors, at which candid discussions of financial management, accounting and internal control issues took place.

     In June 2002, the Committee recommended to the Board of Directors to end the engagement of Arthur Andersen LLP "Arthur Andersen" as our independent auditors and to authorize the engagement of KPMG LLP "KPMG" as our independent auditors for the fiscal year ending December 28, 2002.

     Arthur Andersen no longer provides service as the Company's principal independent auditor. Arthur Andersen's report on the Company's 2001 financial statements was issued on February 1, 2002, for the Fiscal year ended December 29, 2001.

     During the Company's two most recent Fiscal years ended December 30, 2000 and December 29, 2001, and the subsequent interim period through June 12, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     The audit reports of Arthur Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 30, 2000 and December 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     The Committee reviews with the Company's financial managers and the independent auditors; overall audit scopes and plans, the results of external audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

     Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgements, members of the Audit Committee asked whether statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

     In its meetings with representatives of the independent auditors, the Committee asks them to address, and discuss their responses to, several questions that the Committee believes are particularly relevant to its oversight. These questions include:

     - Are there any significant accounting judgements made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

     - Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

     - Based on the auditors' experience, and their knowledge of the Company, has the company implemented internal controls and internal audit procedures that are appropriate for the Company?

     The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgements.

     The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2001 was compatible with the auditors' independence.

     In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its review prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

     In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001, for filing with the Securities and Exchange Commission.

                                       Audit Committee
                                       Andrew M. Saul, Chairman
                                       Morton J. Schrader, Director
                                       Mark E. Goldberg, Director

Compensation of Directors

     All non-employee Directors (Messrs. Andrew Saul, Joseph Saul, Arthur S. Mintz, Mark Goldberg and Morton Schrader) are compensated for their services to the Company by participation in the Company's group medical insurance program at an approximate cost to the Company of $11,500 per individual per year, for so long as they serve as a member of the Board of Directors.


Compensation Committee Interlocks and Insider Participation

     The Company's Compensation and Plan Administration Committee consisted of Messrs. Andrew M. Saul, Mark E. Goldberg and Morton J. Schrader during the past year. In September 2002, Arthur S. Mintz was elected to the Audit Committee to fill the vacancy created by the resignation of Mr. Goldberg.

     Mr. Goldberg is also an attorney in private practice. He has been retained by the Company to provide legal services since 1988 and is expected to provide further legal services in 2002. During the fiscal year ended December 28, 2001, Mr. Goldberg received $23,990 from the Company for legal services rendered during Fiscal 2001.



              COMPENSATION AND PLAN ADMINISTRATION COMMITTEE
                     REPORT ON EXECUTIVE COMPENSATION

General

     Executive compensation consists generally of two components - base salary and option awards, and sometimes a third component - a discretionary bonus award. The Compensation and Plan Administration Committee (the "Committee"), consisted of Messrs. Andrew M. Saul, Mark E. Goldberg and Morton J. Schrader, during the past year, and administered the Company's option plans pursuant to which option awards are granted, determined the remuneration arrangements for the three most senior executive officers and reviews and approved the remuneration arrangements for the other executive officers of the Company, which arrangements are determined by the Chairman, in accordance with parameters set by the Committee. In September 2002, Arthur S. Mintz was elected to the Compensation and Plan Administration Committee to fill the vacancy created by the resignation of Mr. Goldberg.

     This report of the Committee of the Board of Directors addresses the Company's compensation policies for Fiscal 2001 applicable to Cache's executives including the Named Executive Officers.

     The Committee's Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report on Executive Compensation by reference, and shall not otherwise be deemed filed under such Acts.

Philosophy

     The Cache executive compensation program is designed to attract and retain key executives. Its objectives are to reward executives who contribute to the success of the Company through individual and company performances. Specifically, compensation includes a competitive base salary program and long-term stock option awards. The Company will sometimes grant discretionary bonuses to certain key executive officers with respect to prior contributions as well as to serve as incentives to attract key executives into the Company's employ.


Base Salary

     The Company believes a competitive base salary is necessary to retain key management employees. Base salaries are determined based upon a review of an individual's experience and responsibilities, general industry practice and the competitive environment for each position. Annual salary adjustments are determined based upon an individual's performance, the Company's performance, general industry practice and any new duties or responsibilities assumed by the individual during the last year.

     Mr. Woolf's base salary of $400,000 was determined by his employment agreement with the Company, made as of September 29, 2000, and described in this proxy statement under "Executive Compensation- Employment Contracts and Change of Control Provisions", which provided for a base salary of $400,000 per annum during that period. In connection with entering into a new employment agreement with Mr. Woolf as of September 29, 2000, the Compensation and Plan Administration Committee determined Mr. Woolf's base salary amount to be appropriate in light of the competitive environment for his position and his individual management experience. In addition, Mr. Woolf was granted an incentive opportunity under the Company's 2000 Stock Option Plan as described below.


Long-Term Incentives

     The Company believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value, and serves to align the interests of employees with stockholders. Options are based upon the relative position and responsibilities of each executive officer, historical and expected contributions of each officer to the Company, and previous option grants to such executive officers. Options are recommended with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of the Company's industry, geographic location and size.

     Cache's stock option programs were designed by the Company as a long-term incentive program for key executives. The stock option programs have created an incentive for executives to maximize shareholder return, by linking long-term compensation with the valuation of the Company's Common Stock. The stock option plans typically have included initial grants which have vested from three to five years. Stock options granted under the 2000 and 1994 Plan are required to have an exercise price at least equal to the fair market value of the Company's common stock at the date of grant. Among other factors considered by the Committee in determining who qualified for stock option grants under the 1994 Plan and 2000 Plan and the amount of such grants were an executive's business experience and his potential to contribute to the future success of the Company.


Other Compensation

     The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees. In addition, the Company provides its executives, including the Named Executive Officers, with term life insurance and additional long-term disability insurance, at the Company's cost.

     The foregoing report has been furnished by the Compensation and Plan Administration Committee consisting of Messrs. Andrew M. Saul, Morton J. Schrader and Mark E. Goldberg.

                    FIVE-YEAR PERFORMANCE COMPARISON

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the NASDAQ National Market Index (which tracks the aggregate performance of equity securities of companies traded on the NASDAQ National Market System ("NASDAQ/NMS")) and (ii) the cumulative total return of companies with the same four-digit standard industrial code (SIC) as the Company (SIC Code 5621, titled "Women's Clothing Stores"), over the period from January 1, 1997 to December 31, 2001. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                               AMONG CACHE INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX


                                       FISCAL YEAR ENDING
                        ---------------------------------------------------
COMPANY/INDEX/MARKET     1996     1997     1998     1999     2000     2001
                        ---------------------------------------------------

CACHE INC.              100.00    83.62   134.48   179.31    82.76    99.31
SIC CODE INDEX          100.00   120.15   140.53   186.12   178.51   174.62
NASDAQ MARKET INDEX     100.00   122.32   172.52   304.29   191.25   152.46




                       ASSUMES $100 INVESTED ON JAN. 1, 1997
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

          CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In November 2000, we loaned $350,000 to Brian Woolf, our Chief Executive Executive Officer and Chairman of the Board. The loan was unsecured and was repaid in full in February 2001. The loan bore an annual interest rate of 6% per annum.

     In December 1994, we loaned $170,000 to Roy Smith, formerly an Executive Vice President and one of our directors. The loan is payable on demand by us, is secured by a pledge of shares of our common stock owned by Mr. Smith, with full recourse against him and bears interest at a rate of 7% per annum. The balance as of June 29, 2002 for this loan was $170,000 plus accrued interest.

     In December 1994, we loaned $80,000 to Thomas E. Reinckens, our President and Chief Operating Officer and one of our directors. The loan is payable on demand by us, secured by a pledge of shares of our common stock owned by Mr. Reinckens, with full recourse against him and bears interest at a rate of 7% per annum. The balance of this loan as of June 29, 2002 was $80,000 plus accrued interest. Additionally, in December 2000, we loaned $121,000 to Mr. Reinckens. This loan is also payable on demand by us, secured by a pledge of shares of our common stock, with full recourse against him and bears interest at the rate of 6% per annum. Mr. Reinckens repaid $50,000 of this loan to us in March 2002 and the remaining balance for this loan as of June 29, 2002 was $71,000 plus accrued interest. In April 2002, we loaned Mr. Reinckens $260,000, which was fully repaid by him in June 2002.

     See Also "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

     As of September 30, 2002, the Sauls beneficially owned in the aggregate 6,145,054 shares of the Company's outstanding Common Stock, representing approximately 67.5% of the Company's outstanding Common Stock. See "Principal Shareholders and Share Ownership by Management."

                PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP
                               BY MANAGEMENT

     The following table sets forth certain information as to the beneficial ownership of the Company's equity securities as of September 30, 2002 by (i) each director or nominee of the Company, (ii) each Named Executive Officer,
(iii) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the beneficial ownership for each person consists of the sole voting and sole investment power with respect to all shares beneficially owned by him. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                                        Percentage of
                             Number of shares        Outstanding shares
Name and Address              Of Common Stock           Of Common Stock
-----------------------      ----------------        ------------------

Andrew M. Saul                   6,145,054                67.5%
9 West 57th Street
New York, NY  10019 (1)

Joseph E. Saul                   6,145,054                67.5%
9 West 57th Street
New York, NY  10019 (2)

Norma G. Saul                    6,145,054                67.5%
9 West 57th Street
New York, NY  10019 (3)

Trusts f/b/o                       896,844                 9.9%
Jennifer B. Saul
  pursuant to Trust
  Agreement dated
  March 28, 1995
9 West 57th Street
New York, NY  10019 (4)

Trusts f/b/o                       896,844                 9.9%
Kimberly E. Saul
  pursuant to Trust
  Agreement dated
  March 28, 1995
9 West 57th Street
New York, NY  10019 (5)

Jane Saul Berkey                   744,046                 8.2%
   Cache Inc.
   1460 Broadway
   New York, NY 10036

                                                        Percentage of
                             Number of shares        Outstanding shares
Name and Address              Of Common Stock           Of Common Stock
-----------------------      ----------------        ------------------

Arthur S. Mintz                      None                  N/A
   70 West 36th Street
   New York, NY 10018

Morton J. Schrader                  23,000                  *
   200 Park Avenue, 16th Floor
   New York, NY 10166

Thomas E. Reinckens (6)            198,719                 2.2%
   Cache Inc.
   1460 Broadway
   New York, NY 10036

Brian Woolf(7)                      75,000                  *
   Cache Inc.
   1460 Broadway
   New York, NY 10036

All Current Executive            6,441,773                69.3%
Officers and Directors as a
Group (six persons)
_______________________________

 * Less than 1% of the outstanding shares of common stock.

(1) Represents (a) 2,585,158 shares held directly by Andrew Saul,(b) 2,353,436 shares beneficially owned by Joseph Saul, Andrew Saul's father, including 1,512,628 shares held by two trusts (see Notes 4 and 5 below), (c) 900,400 shares held by Norma Saul, Andrew Saul's mother, (d) 140,530 shares held by the 84 J. Saul Trust, of which Andrew Saul is a trustee, (e) 140,530 shares held by the 84 K. Saul Trust, of which Andrew Saul is a trustee, and (f) 25,000 shares held by the Andrew Saul Foundation, of which Andrew
Saul is a director. All of the foregoing shares are subject to an oral agreement, subject in the case of the trusts to any fiduciary duties of the trustees, to vote and dispose of the shares jointly. The holders of the foregoing shares have filed with the SEC as a "group" within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934. Each of these holders disclaims beneficial ownership of all shares other than those held in his, her or its name.

(2) Represents (a) 733,308 shares held directly by Joseph Saul, (b) 900,400 shares held by Norma Saul, Joseph Saul's wife, (c) 2,891,218 shares beneficially owned by Andrew Saul, Joseph Saul's son including 281,060 shares held by two trusts (see Notes 4 and 5 below), (d) 756,314 shares held by the 85 J. Saul Trust, of which Joseph Saul is a trustee, (see
Note 4 below) (e) 756,314 shares held by the 85 K. Saul Trust, of which Joseph Saul is a trustee, (see note 5 below) and (f) 107,500 shares held by the Joseph Saul Foundation, of which Joseph Saul is a director. All of the foregoing shares are subject to an oral agreement, subject in the case of the trusts to any fiduciary duties of the trustees, to vote and dispose of these shares jointly. The holders of the foregoing shares have filed with the SEC as a "group" within the meaning of Rule 13d-3 of the Securities Exchange act of 1934. Each of these holders disclaims beneficial ownership of all shares other than those held in his, her or its name.

(3) Represents (a) 900,400 shares held directly by Norma Saul, (b) 733,308 shares beneficially owned by Joseph Saul, Norma Saul's husband, (c) 2,891,218 shares held by Andrew Saul, Norma Saul's son,including 281,060 shares held by two trusts (see Notes 4 and 5 below), (d) 756,314 shares held by the 85 J. Saul Trust, of which Norma Saul is a trustee, (see Note
4 below), (e) 756,314 shares held by the 85 K. Saul Trust, of which Norma Saul is a trustee, (see Note 5 below) and (f) 107,500 shares held by the Joseph Saul Foundation, of which Norma Saul is a director. All of the foregoing shares are subject to an oral agreement, subject in the case of the trusts to any fiduciary duties of the trustees, to vote and dispose of these shares jointly. The holders of the foregoing shares have filed with the SEC as a "group" within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934. Each of these holders disclaims beneficial ownership of all shares other than those held in his, her or its name.

(4) Represents (a) 140,530 shares held by the 84 J. Saul Trust pursuant to a Trust Agreement, dated December 18, 1984, and (b) 756,314 shares held by the 85 J. Saul Trust pursuant to a Trust Agreement dated March 28, 1985.

(5) Represents (a) 140,530 shares held by the 84 K. Saul Trust pursuant to a Trust Agreement, dated December 18, 1984, and (b) 756,314 shares held by the 85 K. Saul Trust pursuant to a Trust Agreement dated March 28, 1985.

(6)  Includes options to acquire 125,000 shares of our common stock.

(7)  Includes options to acquire 75,000 shares of our common stock.

                   RATIFICATION OF THE APPOINTMENT OF
                            KPMG AS AUDITORS

                              (Proposal 2)

     The Board of Directors has appointed the firm of KPMG LLP to examine the financial statements of the Company for the year ending December 28, 2002, subject to ratification by shareholders. Arthur Andersen LLP was employed by the Company as its independent auditors for Fiscal 2001. Shareholders are asked to ratify the action of the Board of Directors in making such appointment.

     The Company, upon recommendation of its Audit Committee, ended the engagement of Arthur Andersen as the Company's independent public accountants, effective June 12, 2002. Arthur Andersen no longer provides service as the Company's principal independent auditor. Arthur Andersen's report on the Company's 2001 financial statements was issued on February 1, 2002, for the Fiscal year ended December 29, 2001.

     During the Company's two most recent Fiscal years ended December 30, 2000 and December 29, 2001, and the subsequent interim period through June 12, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.


     The audit reports of Arthur Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 30, 2000 and December 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     The Board of Directors recommends a vote for ratification. The affirmative vote of a majority of the votes cast with respect to this proposal is required for the ratification of the appointment of auditors. The Sauls intend to vote shares of Common Stock they own in favor of Proposal 2 and the vote of such shares will be sufficient to obtain the required shareholder approval.

     Representatives of KPMG LLP will attend the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The following table sets forth the aggregate fees billed to the Company for the Fiscal year ended December 29, 2001 by Arthur Andersen, LLP:

            Fees                                    Amount
          ------------------------------------     --------

          Audit Fees                               $115,000
          Financial Information Systems Design
             And Implementation Fees                      0
          All other fees                             13,436
                                                   --------

          Total fees for the Fiscal year ended
          December 29, 2001                        $128,436
                                                   ========
     The Audit Committee of the Board of Directors has considered whether the provision of these services is compatible with maintaining the principal accountants' independence.

                               OTHER BUSINESS


     Management knows of no business to be brought before the meeting other than Proposals 1 and 2 in the Notice of Annual Meeting. If any other proposals come before the meeting, it is intended that the shares represented by Proxies shall be voted in accordance with the judgement of the person or persons exercising the authority conferred by the Proxies.

     Financial statements of the Company, the Company's certified public accountants' report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's 2001 Annual Report to Shareholders, a copy which has been sent to each shareholder of record along with a copy of this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or a communication by means of which any solicitation is to be made.


                            SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the next Annual Meeting (to be held in 2003) must be received by the Company on or before May 22, 2003 in order to be included in the Proxy Statement and Proxy for that meeting. The mailing address of the Company for submission of any such proposal is given on the first page of the Proxy Statement.


         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of the Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(c) promulgated under the Exchange Act, the Company is not aware of any failure of any officer, director or beneficial owner of more than 10% of the Common Stock to timely file with the Commission any Form 3, 4 or 5 in respect of the Company during 2001, except for a Form 4 for Morton Schrader which was filed late.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE 2001 ANNUAL MEETING IN PERSON.



                                    By Order of the Board of Directors,

                                    /s/ Victor J. Coster
                                    --------------------
                                    VICTOR J. COSTER
                                    Secretary

PROXY                                                               PROXY

                                 CACHE, INC.
              ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 13, 2002
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Brian Woolf and Thomas E. Reinckens, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Cache, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on November 13, 2002, and all adjournments thereof, with all the powers the undersigned would posses if personally present, and particularly, without limiting the generality of foregoing, to vote and act as follows:

1. Election of six directors of the Company.
   / / FOR all nominees listed below     / / WITHHOLD AUTHORITY to vote for all
       (except as marked to the              nominees listed below
        contrary below)

   Andrew M. Saul, Joseph E. Saul, Brian Woolf, Thomas E. Reinckens, Arthur S. Mintz, Morton J. Schrader.

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space below.)


  -------------------------------------------------------------------------

2. Ratification of the appointment of KPMG, LLP as the Company's independent auditors for the fiscal year ending December 28, 2002.

   / / FOR              / / AGAINST               / / ABSTAIN

                CONTINUED AND TO BE SIGNED ON REVERSE

3. In their discretion, upon such other matters as may properly come before the meeting.


THIS PROXY WILL BE VOTED AS SPECIFICED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NAMED HEREIN AND "FOR" ITEM 2.

                             DATED ________________________, 2002
                                    (please fill in date)

                             NOTE: Please sign as name appers.
                                   Joint owners should each sign.

                             ____________________________________
                             Signature of Shareholder

                             ____________________________________
                             Signature of Shareholder



                             When signing as Attorney, Executor,
                             Administrator, Trustee or Guardian,
                             please give full title as such. If
                             signer is a corporation, please sign
                             with the full corporation name by duly
                             authorized officer or officers.